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                                                                 Exhibit 10(xiv)

                                 SETTLEMENT AGREEMENT

    This Settlement Agreement ("Agreement"), effective as of the date it is fully executed, is entered into by and between THEODORE D. MOSKOWITZ, ESQ., Assignee for the Benefit of Creditors of Cycle Transformer Corporation, (hereinafter referred to as the "Assignee"), its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of the Assignee; CYCLE TRANSFORMER CORPORATION, a New Jersey Corporation, (the "Assignors") its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of The Assignor and the ESTATE OF CYCLE TRANSFORMER CORPORATION (the "Estate"), its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of the Estate and INVERNESS CORPORATION, a corporation of the State of Connecticut, (hereinafter referred to as "Inverness"), its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Inverness; POWER DESIGNS, INC., a corporation of the State ox Delaware (hereinafter referred to as "Power Designs"), its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Power Designs; VENTURE PARTNERS LTD., a corporation of the State of Connecticut (hereinafter referred to as "Venture Partners"), its predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Venture Partners; GARY LASKOWSKI,

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individually, his predecessors, successors, all assigns and any other persons or entities claiming rights or benefits through or on behalf of Gary Laskowski; MELVIN BECKER, individually, his predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Melvin Becker; JONATHAN BETTS, individually, his predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Jonathan Betts; KATHLEEN BETTS, individually, her predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Kathleen Betts; and DEBORAH LASKOWSKI, individually, her predecessors, successors, and assigns and any other persons or entities claiming rights or benefits through or on behalf of Deborah Laskowski (hereinafter referred to as "Inverness and its Assignees"; the Assignee, the Assignor and the Estate are collectively referred to herein as the "Parties").
    WHEREAS, Cycle Transformer Corp., a corporation of the State of New Jersey, having had a principal place of business at 177 Main Street, West Orange, New Jersey, assigned all of its assets to Theodore D. Moskowitz, Esq., as the Assignee for the benefit of Creditors for Cycle Transformer Corp.
    WHEREAS, Theodore D. Moskowitz, Esq., is an attorney of the State of New Jersey, with offices at McCarter & English, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey, is the Assignee for the Benefit of Creditors of
Cycle pursuant to a certain Deed of Assignment which was executed on September 19, 1995

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

and filed on September 25, 1995 in the Essex County Register's Office in Book 5384 at page 114 and with the Essex County Surrogate's Office on the same date (the "Assignment Case").
    WHEREAS, Inverness is a corporation of the State of Connecticut having a registered office located at 470 New Britain Road, Kensington, Connecticut, a business office at 1224 Mills Street, Kensington, Connecticut and a post office address of P.O. Box 9, Kensington, Connecticut.
    WHEREAS, Gary Laskowski is or was a principal, shareholder and/or director of Inverness.
    WHEREAS, Jonathan Betts is or was a principal, shareholder and/or director of Inverness.
    WHEREAS, Venture Partners was a corporation of the State of Connecticut having a registered office located at 470 New Britain Road, Kensington, Connecticut, a business office at 1224 Mills Street, Kensington, Connecticut and a post office address of P.O. Box 9, Kensington, Connecticut, the same business address as Inverness. Venture Partners' corporate charter was revoked on or about July 30, 1991.
    WHEREAS, Deborah Laskowski is or was a principal, shareholder and/or director of Venture Partners, Ltd.
    WHEREAS, Kathleen Betts is or was a principal, shareholder and/or director of Venture Partners, Ltd.
    WHEREAS, Power Designs is a corporation of the State of Delaware, having a principal place of business at 250 Executive Drive, Edgewood, New York.

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

    WHEREAS, Melvin Becker is or was a principal, director and/or shareholder of Power Designs.
    WHEREAS, Gary Laskowski is or was a principal, director and/or shareholder of Power Designs.
    WHEREAS, on or about September 1, 1995, Inverness Corporation filed a lawsuit entitled Inverness Corp. v. Cycle Transformer Corp., Docket
                ------------------------------------------
No. L-010788-95, Superior Court of New Jersey, Essex County, which matter was removed to the United States District Court, District of New Jersey on November 18, 1995, Docket No. 95-6280 (MOB) against the Assignor alleging preach of a certain factoring agreement (the "Inverness Suit");
    WHEREAS, Inverness filed a claim in the Assignment Case against the Estate dated November 18, 1995 in the amount of $65,229.09.
    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

    1. The Assignee, the Assignor end the Estate release any and all claims against Inverness and its Affiliates.

    2. Inverness and its Affiliates release any and all claims against the Assignee, the Assignor and the Estate.

    3. Inverness and its Affiliates release any all claims to accounts receivable of Cycle Transformer Corp.

    4. All accounts receivable of the Estate including G accounts receivable held by the Assignee are turned over and released to and the Assignee for purposes of distribution in the estate to pay claims and expenses.

    5. Inverness and its Affiliates release any claimed interest in any of the assets of the Assignor.

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

    6. Simultaneously with the execution of this Agreement, Inverness and its Affiliates shall execute a UCC-3 Release of the UCC-1 Financing State Instrument No. 1641612 dated June 21, 1996.

    7. Upon execution of this Agreement, any and proofs of claim filed by Inverness and its Affiliates in the Assignment Case including a certain proof of claim dated November 18, 1995 shall be deemed withdrawn with prejudice. Inverness and its Affiliates shall not share in any distribution of the Estate.

    8. Upon execution of the Agreement, the Assignee, Cycle, the Estate and Inverness and its Affiliates shall execute mutual general releases.

    9. This Agreement is independent of and shall not be contingent upon any other settlements in this matter including the settlement between The Marten Group, Power Designs and related entities.

    10. This Agreement constitutes the entire Agreement between the Parties except as expressly set forth in this Agreement.

    11. This Agreement shall be interpreted under and governed my the laws of the State of New Jersey without regard to principles of choice of law which might otherwise call for the application of a different state's law.

    12. If any provision of this Agreement or any portion of any provision of this Agreement is declared null and void or unenforceable by any court or tribunal having jurisdiction, then such provision or portion of such provision shall be considered separate and apart from the remainder of this Agreement which shall remain in full force and effect.

    13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14. The Parties signing this Agreement and the Parties whose behalf such individuals are signing hereby represent and warrant that the Agreement is the product of informed negotiations; that all Parties have been represented by counsel in connection with the Agreement; and that they are empowered and authorized to sign on behalf of and bind the party for whom they have signed.
    IN WITNESS WHEREOF, the Parties have executed this Agreement

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

by their duly authorized representatives.

                                  INVERNESS CORPORATION
                                  By:/s/Gary Laskowsi
                                     ------------------------------------------
                                  Printed:Gary Laskowski
                                          -------------------------------------
                                  Title:President
                                        ---------------------------------------

State of Connecticut
County of Hartford
    Before me, a notary public, personally appeared Gary Laskowski who, being duly sworn, stated that he has executed the foregoing Agreement on behalf of the Party named above and is duly authorized to do so.
    Witness my hand and notarial seal this 31st day of July of 1996.
                                       /s/ Terri Nesta
                                       ---------------
                                       Notary Public


                                       ----------------------------------------
                                       (Printed)

My commission expires:  1/2000


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